Exhibit 99.1
NEWS RELEASE
RECORD SETTING FOURTH QUARTER LEADS TO EXCEPTIONAL 2010 FINANCIAL
PERFORMANCE AND POSITIONS COEUR FOR FIRST FULL YEAR OF CONTRIBUTION
FROM ALL THREE NEW PRECIOUS METALS MINES
COEUR D’ALENE, Idaho — February 28, 2011 — Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM) today announced its best fourth quarter in the Company’s history, leading to record quarterly and full-year performance.
Fourth Quarter Highlights:1
•	75% increase in metal sales to record $208 million.

•	186% increase in operating cash flow[2] to record $99.4 million.

•	Adjusted earnings[3] of $49.9 million, or $0.56 per share.

•	12% increase in total silver production and 28% increase in total gold production.

•	28% drop in total capital expenditures to $26.5 million.

•	Cash & equivalents doubled from prior quarter-end to over $66 million.
2010 Full-Year Highlights:4
•	72% increase in metal sales to record $515 million.

•	199% jump in annual operating cash flow[3] to record $183.9 million.

•	Adjusted earnings[3] of $34.3 million, or $0.39 per share.

•	29% decline in capital expenditures to $156.0 million.

•	118% increase in gold production to 157,062 ounces.
2011 Outlook:
•	Estimated silver production of 20 million ounces and gold production of 250,000 ounces.

•	Rochester expansion on-track for additional silver and gold production in the fourth quarter.

•	Accelerated exploration program focused on increasing silver and gold resources and reserves.

•	Precious metals market expected to remain strong.

[1]	Quarterly comparisons are to the third quarter of 2010.

[2]	Operating cash flow is a non-U.S. GAAP measure defined as net income plus depreciation, depletion and amortization and other non-cash items prior to changes in operating assets and liabilities. On a U.S. GAAP basis, the Company generated $129.4 million of cash flow from operations during the fourth quarter of 2010 and $165.6 million during the fiscal year ending December 31, 2010. See the reconciliation from non-U.S. GAAP to U.S. GAAP at the end of this news release.

[3]	Adjusted earnings is a non-U.S. GAAP measure defined as operating income plus interest and other income less interest expense and current taxes. Adjusted earnings excludes non-cash fair value adjustments, other non-cash adjustments, deferred taxes and discontinued operations. The Company realized a net loss of $9.9 million in the fourth quarter of 2010 and a net loss of $91.3 million during the fiscal year ended December 31, 2010 based on U.S. GAAP. See reconciliation between non-U.S. GAAP adjusted earnings and U.S. GAAP at the end of this news release.

[4]	Full-year comparisons are to 2009 full-year results.

“Coeur’s very strong fourth quarter performance demonstrates the powerful combination of our three new long-life silver and gold operations with exceptionally strong precious metals prices. The Company materially outperformed the prior quarter and year during the fourth quarter and 2010,” said Dennis E. Wheeler, Chairman, President and Chief Executive Officer. “While we continue to fine-tune our new mines as we enter 2011, the fourth quarter provides shareholders with a benchmark for the operating and financial results Coeur expects to generate throughout 2011 assuming continued strong metals prices.”
Mr. Wheeler continued, “We took advantage of strong fourth quarter free cash flow to further reduce remaining indebtedness, fund remaining capital projects at our new mines, support ongoing exploration programs at all of the Company’s locations, and build our cash balance to position Coeur for an even stronger 2011.”
“Gold and silver were leading price performers in 2010, up 29% and 83%, respectively. In the fourth quarter alone, the silver price rose 42% and gold increased 10%. We remain bullish on both metals given continued robust investment and monetary demand for both silver and gold, along with growing industrial demand,” Mr. Wheeler added.
Financial Highlights

US$ millions	3Q 2010	4Q 2010	QoverQ	2009	2010	YoverY
Sales of Metal	$118.6	$207.6	+75%	$300.4	$515.5	+72%
Production Costs	60.4	86.8	+44%	191.3	257.6	+35%
Adjusted Gross Profit[5]	58.2	120.8	+108%	109.1	257.8	+136%
EBITDA[6]	48.3	109.5	+127%	72.5	216.5	+199%
Adjusted Earnings[7]	-6.4	49.9	nm	-23.5	34.3	nm
Net Income/(Loss)	-22.6	-9.9	nm	-27.1	-91.3	nm

Operating Cash Flow[8]	34.7	99.4	+186%	61.5	183.9	+199%
Capital Expenditures	36.8	26.5	-28%	218.2	156.0	-29%

Cash, Equivalents and ST Inv.	$32.8	$66.1	+102%	$22.8	$66.1	+190%
Total Debt[9]	186.2	159.6	-14%	193.6	159.6	-18%
Shares Issued & Outstanding	89.3	89.3	0%	80.3	89.3	+11%

Avg. Realized Price — Silver	$18.87	$26.83	+42%	$14.83	$20.99	+42%
Avg. Realized Price — Gold	$1,229	$1,357	+10%	$1,003	$1,237	+23%

Note: Reflects results from continuing operations.

[5]	Represents sales of metal less production costs. Excludes depreciation, depletion, and amortization expense.

[6]	EBITDA is a non-U.S. GAAP measure defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of this measure to U.S. GAAP is provided at the end of this news release.

[7]	Adjusted earnings is a non-U.S. GAAP measure defined as operating income plus interest and other income less interest expense and current taxes. Adjusted earnings excludes non-cash fair value adjustments, other non-cash adjustments, deferred taxes and discontinued operations. The Company realized a net loss of $9.9 million in the fourth quarter of 2010 and a net loss of $91.3 million during the fiscal year ended December 31, 2010 based on U.S. GAAP. See reconciliation between non-U.S. GAAP adjusted earnings and U.S. GAAP at the end of this news release.

[8]	Operating cash flow is a non-U.S. GAAP measure defined as net income plus depreciation, depletion and amortization and other non-cash items prior to changes in operating assets and liabilities. On a U.S. GAAP basis, the Company generated $129.4 million of cash flow from operations during the fourth quarter of 2010 and $165.6 million during the fiscal year ending December 31, 2010. See the reconciliation from non-U.S. GAAP to U.S. GAAP at the end of this news release.

[9]	Includes short and long-term indebtedness; excludes capital leases, royalty obligations and Mitsubishi gold lease facility.

Fourth quarter metal sales jumped $89 million to a record $207.6 million, up 75% compared to the prior quarter, primarily due to the significant rise in silver production from the Palmarejo mine, increased gold production at the Kensington mine, and from substantially higher average realized silver and gold prices. Sales of silver contributed 72% of the Company’s total fourth quarter metal sales and 69% of 2010 metal sales. While metals sales materially increased, production costs rose at a substantially lower rate, leading to significant increases in gross profit, operating income and operating cash flow in both the fourth quarter and the full-year of 2010.
Quarterly operating cash flow increased 186% to $99.4 million in the fourth quarter compared to $34.7 million in the prior quarter while capital expenditures declined 28% to $26.5 million. For 2010, operating cash flow jumped 199% to $183.9 million while capital expenditures dropped 29% to $156.0 million.
Quarterly adjusted earnings increased to $49.9 million, or $0.56 per share from $2.5 million in the fourth quarter of last year. Quarterly net income/(loss) was ($9.9) million during the fourth quarter, which included $59.9 million of non-cash adjustments and deferred taxes. Full-year 2010 adjusted earnings totaled $34.3 million, or $0.39 per share, compared to an adjusted loss of $23.5 million in 2009. 2010 net income/(loss) was ($91.3) million which included $117.5 million of non-cash adjustments and deferred taxes. Going forward, the Company plans to report adjusted earnings each quarter and fiscal year, which is intended to provide shareholders with a measure of the performance of the Company’s ongoing operations during each reporting period by removing certain non-cash items caused primarily by mark-to-market adjustments required under U.S. GAAP as well as deferred taxes.10
Quarterly operating income increased 505% to $63.4 million in the fourth quarter versus $10.5 million during the third quarter. Full-year 2010 operating income totaled $74.9 million versus an $8.9 million operating loss in 2009.
The Company’s average realized silver and gold prices during the fourth quarter were $26.83 and $1,357 per ounce, respectively, representing increases of 42% and 10% over the third quarter. For 2010, Coeur realized $20.99 per ounce of silver sold and $1,237 per ounce of gold sold, representing increases of 42% and 23%, respectively.
At December 31st, 2010, cash and equivalents totaled $66.1 million, doubling the Company’s cash balance since the end of the third quarter. Total shares outstanding remain at 89.3 million. Total debt declined 14% compared to three months ago and dropped 18% compared to year-end 2009.
Mr. Wheeler stated, “This new year represents the first full year that all three of the Company’s new anchor mines will be in operation at the same time, which has been the key driver to Coeur’s strategy over the past three years. As a result, we look ahead to a record year for silver and gold production, metal sales, and cash flow in sustained metals markets. We also look forward to the planned rebirth at our long-time flagship Rochester mine, which will begin adding new production in the fourth quarter, and which continues to be a key contributor to the Company’s growing production and asset base.”

[10]	Adjusted earnings is a non-U.S. GAAP measure defined as operating income plus interest and other income less interest expense and current taxes. Adjusted earnings excludes non-cash fair value adjustments, other non-cash adjustments, deferred taxes and discontinued operations. See reconciliation between non-U.S. GAAP adjusted earnings and U.S. GAAP at the end of this news release.

Operational Highlights11

Ounces unless otherwise noted	3Q 2010	4Q 2010	QoverQ	2009	2010	YoverY
Silver Production	4,333,530	4,839,842	+12%	16,868,197	16,761,735	-1%
Gold Production	47,514	60,640	+28%	72,112	157,061	+118%
Cash Operating Costs/Ag Oz	$4.87	$6.06	+24%	$7.03	$6.53	-7%
In the fourth quarter, the Company produced 4.8 million ounces of silver and 60,640 ounces of gold versus 4.3 million and 47,514 ounces of silver and gold, respectively, in the third quarter. Coeur’s quarterly silver production was higher due to a record quarter at Palmarejo in which the mine exceeded 2.0 million ounces of silver production for the first time since commencing production in April 2009. Gold production increased 28% in the fourth quarter due to the continued ramp-up at Kensington, which produced 27,988 ounces of gold in the fourth quarter, and due to Palmarejo’s strong fourth quarter, during which the mine exceeded 30,000 ounces of quarterly gold production for the first time since commencing production in April 2009.
In 2010, Coeur produced 16.8 million silver ounces and 157,061 gold ounces compared to 16.9 million silver ounces and 72,112 gold ounces in 2009. 2010 silver production was lower at San Bartolomé and Martha compared to 2009. This was offset by increased silver production at Palmarejo in its first full year of operation. The 118% increase in 2010 gold production was attributable to the start-up of operations at Kensington in July and to the first full year of mining at Palmarejo in 2010.
The Company’s production base and long mine lives continue to be supported substantial silver and gold reserves and resources. At year-end, the Company’s proven and probable silver reserves totaled 227 million ounces, measured and indicated silver resources were 206 million ounces, and inferred silver resources were 54 million ounces. In addition, Coeur’s growing gold production is backed by a large and growing reserve base of 2.5 million ounces of proven and probable reserves, 1.4 million ounces of measured and indicated resources, and 816,195 ounces of inferred resources.12
Kensington (Alaska) — Entering First Full Year of Operations in 2011
•	Commenced commercial production on July 3, 2010.

•	85% increase in quarterly gold production from 15,155 gold ounces in the third quarter to 27,988 ounces in the fourth quarter for total 2010 production of 43,143 ounces.

•	Cash costs continue to decline as production increases, with fourth quarter costs dropping 27% to $875 per ounce.

•	93% increase in average gold grade in the fourth quarter versus the third quarter.

•	Quarterly metal sales increased 77% to $15.1 million while production costs declined 11% compared to the prior quarter.

•	Quarterly capital expenditures dropped to $9.5 million from $20.0 million in the prior quarter.

•	2010 capital expenditures totaled $92.7 million in order to complete construction and commence production ahead of schedule.

•	Year-end proven and probable reserves totaled 1.4 million gold ounces, measured and indicated gold resources were 478,245 ounces, and inferred gold resources were 121,182 ounces.

[11]	For additional operating statistics by mine, please refer to the tables located at the end of this news release.

[12]	As of December 31, 2010. Please refer to pages 21 and 22 of this release for additional detail.

Rochester (Nevada) —Construction and Mining Activities Underway on Mine’s New Life
•	Backfilling, pre-stripping, hiring, and construction of new leach pad underway with new silver and gold production ounces anticipated in the fourth quarter of 2011.

•	New operation is expected to increase total average annual production to more than 2.4 million silver ounces and 35,000 gold ounces for the next eight years.

•	Produced 548,737 silver ounces and 2,400 gold ounces in the fourth quarter and 2.0 million silver ounces and 9,641 gold ounces in 2010. Cash operating costs were $2.94 per silver ounce in the fourth quarter and $2.93 per silver ounce for the full-year.

•	Year-end proven and probable reserves totaled 27.6 million silver ounces and 247,400 gold ounces, measured and indicated resources were 94.4 million silver ounces and 708,800 gold ounces, and inferred resources were 14.3 million silver ounces and 68,700 gold ounces.

•	Year-end measured and indicated silver resources increased 72% while measured and indicated gold resources increased 73%, which the Company believes bodes well for further expansion opportunities at this historic silver and gold mine that commenced operations in 1986 and has produced over 127 million silver ounces and 1.5 million gold ounces.
Palmarejo (Mexico) — First Full Year Completed with Record Fourth Quarter
•	Fourth quarter silver production rose 33% compared to the prior quarter to a record 2.0 million ounces while gold production reached a record of 30,089 ounces at an average cash operating cost of $2.67 per silver ounce.

•	Produced 5.9 million ounces of silver and 102,440 ounces of gold in 2010 compared to 3.0 million silver ounces and 54,740 gold ounces during the mine’s initial, partial year of operations in 2009.

•	2010 cash operating costs dropped 58% to $4.10 per silver ounce compared to 2009.

•	Fourth quarter metal sales jumped 27% to $78.1 million versus the third quarter.

•	Quarterly operating cash flow increased 39% to $40.1 million while capital expenditures dropped 30% to $11.0 million during the fourth quarter.

•	Full-year operating cash flow totaled $93.6 million while 2010 capital expenditures declined from $162.7 million in 2009 to $54.2 million.

•	Year-end proven and probable reserves totaled 71.8 million silver ounces and 870,200 gold ounces, measured and indicated resources were 16.6 million silver ounces and 191,474 gold ounces, and inferred resources were 33.8 million silver ounces and 625,319 gold ounces.
San Bartolomé (Bolivia) — Sustained Performance Throughout 2010
•	Fourth quarter silver production increased 12% compared to the prior quarter to 2.0 million ounces at an average cash operating cost of $7.60 per ounce.

•	Produced 6.7 million ounces of silver in 2010 at an average cash operating cost of $7.87 per ounce.

•	Record quarterly and full-year metal sales of $67.1 million and $143.0 million, respectively.

•	Record quarterly and annual operating cash flow of $34.0 million and $60.6 million, respectively.

•	Capital expenditures declined from $11.1 million in 2009 to $6.2 million in 2010.

•	Year-end proven and probable reserves totaled 107.0 million silver ounces, measured and indicated resources were 64.6 million silver ounces, and inferred resources were 1.6 million silver ounces.

Exploration Highlights
Coeur invested a total of $17.9 million in its exploration and reserve development activities in 2010 compared to $15.8 million in 2009.
The main components of the 2010 program included:
•	Over 89,000 meters (292,000 feet) of drilling to discover new mineral resources and define mineral reserves. The largest component of the exploration program was invested at Palmarejo.

•	Drilling at the Guadalupe deposit in the Palmarejo district expanded the length of the deposit to over 2.7 kilometers long (+1.7 miles). Mineral reserves and resources increased at year-end with potential to expand with further exploration drilling. Initial testing of several new targets in the Palmarejo district with favorable results from two new targets: La Victoria, to the northeast of the Palmarejo deposit, San Juan de Dios structure located southeast of Palmarejo.

•	Underground drilling to define and expand known mineralized zones in and around the current Palmarejo surface and underground mine.

•	Positive results in other areas of the Company’s large Palmarejo land position, including the Don Ese vein structure. Paramount Gold and Silver has recently drilled on this structure located on Coeur’s concessions, which is a situation the Company is aggressively addressing in order to defend its property rights.

•	Exploration and definition drilling on the La Negra and La Morocha targets on the Joaquin advanced exploration property in Argentina. Earned initial 51% equity position in the Joaquin joint venture.

•	Initial drilling on the Satélite and Tornado prospects, two new targets in Argentina near the Company’s Martha mine. Follow-up exploration is planned for 2011.

•	Over 20,000 feet of drilling on the Raven Vein at Kensington, which represents the first drilling program conducted by the Company on this prospective target, which returned locally high gold grades. Follow-up drilling is planned for 2011.

•	Nearly 14,000 feet of new drilling at Nevada Packard at Rochester to test extensions of the main mineralized trends located between Nevada Packard and Rochester. Results indicate strong potential to expand mineral resources at depth and to the north.
Conference Call Information
Coeur will hold a conference call to discuss the Company’s fourth quarter and 2010 results at 1:00 p.m. Eastern time on February 28, 2011. To listen live via telephone, call (877) 464-2820 (US and Canada) or (660) 422-4718 (International). The conference ID number is 39113688. The conference call and presentation will also be webcast on the Company’s web site at www.coeur.com. A replay of the call will be available through March 7, 2011. The replay dial-in numbers are (800) 642-1687 (US and Canada) and (706) 645-9291 (International) and the access code is 39113688. In addition, the call will be archived for a limited time on the Company’s web site.
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur. Operating, exploration and financial data, and other statements in this presentation are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Donald J. Birak, Coeur’s Senior Vice President of Exploration and a qualified person under NI 43-101, supervised the preparation of the scientific and technical information concerning Coeur’s mineral projects in this presentation. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur’s properties as filed on SEDAR at www.sedar.com.
Cautionary Note to U.S. Investors — The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this presentation, such as “measured,” “indicated,” and “inferred resources,” that are recognized by Canadian and Australian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC’s website at http://www.sec.gov/edgar.shtml.
Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including cash operating costs, operating cash flow, adjusted earnings, and EBITDA. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe operating cash flow, adjusted earnings and EBITDA are important measures in assessing the Company’s overall financial performance.
About Coeur
Coeur d’Alene Mines Corporation is the largest U.S.-based primary silver producer and a growing gold producer. The Company has three new, large precious metals mines generating significantly higher production, sales and cash flow in continued strong metals markets. In 2011, Coeur will realize the first full year of production and cash flow from all three of its new, 100%-owned mines: San Bartolomé in Bolivia; the Palmarejo silver/gold mine in Mexico, and the Kensington Gold Mine in Alaska. In addition, the Company is expecting new production from its long-time flagship Rochester mine in Nevada. The Company also owns non-operating interest a low-cost mine in Australia, and conducts ongoing exploration activities near its operations in Argentina, Mexico and Alaska
Photos of projects and other information can be accessed through the Company’s website at www.coeur.com.
For Additional Information:
Chief Financial Officer
Mitchell Krebs, (208) 769-8152
Director of Corporate Communications
Tony Ebersole, (208) 665-0777

Excluding changes in operating assets and liabilities, the Company’s operating cash flow consisted of the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands)		(In thousands)
CASH PROVIDED BY OPERATING ACTIVITIES	129,397	13,124	165,563	60,147
Changes in operating assets and liabilities:
Receivables and other current assets	(2,434)	3,447	9,702	10,592
Prepaid expenses and other	(9,345)	3,728	(9,345)	3,728
Inventories	19,999	3,071	47,887	26,804
Accounts payable and accrued liabilities	(38,186)	15,811	(29,888)	(39,783)

Operating Cash Flow	$99,431	$39,181	$183,919	$61,488

Reconciliation of EBITDA to net loss is shown below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands, except per share data)
NET INCOME/(LOSS)	(9,919)	(27,450)	(91,308)	(27,066)
Gain (loss) on sale of discontinued operations, net of income taxes	—	(3,126)	2,095	(25,537)
Loss from discontinued operations, net of income taxes	—	8,150	6,029	9,601
Income tax provision (benefit)	8,496	(16,004)	(9,481)	(33,071)
Interest expense, net of capitalized interest	9,540	6,055	30,942	18,102
Interest and other income	(3,496)	(826)	(771)	(1,648)
Fair value adjustments, net	51,213	32,958	117,094	82,227
Loss (gain) on debt extinguishments	7,586	3,902	20,300	(31,528)
Depreciation, depletion and amortization	46,116	27,094	141,619	81,376

EBITDA	$109,536	$30,753	$216,519	$72,456

Reconciliation of adjusted earnings to net loss is shown below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands)		(In thousands)
NET INCOME/(LOSS)	$(9,919)	$(27,450)	$(91,308)	$(27,066)
Loss (gain) on debt extinguishments	7,586	3,902	20,300	(31,528)
Fair value adjustments, net	51,213	32,958	117,094	82,227
Interest expense, accretion on royalty obligation	4,611	5,123	19,018	14,209
Loss from discontinued operations	—	8,150	6,029	9,601
Loss (gain) from sale of discontinued operations	—	(3,126)	2,095	(25,537)
Deferred income tax provision (benefit)	(3,546)	(17,009)	(38,902)	(45,371)

Adjusted Earnings	49,945	2,548	34,326	(23,465)

The following table presents production information by mine and consolidated sales information for the years ended December 31:

	2010	2009	2008
PRIMARY SILVER OPERATIONS:
Palmarejo(A)
Tons milled	1,835,408	1,065,508	—
Ore grade/Ag oz	4.60	4.31	—
Ore grade/Au oz	0.06	0.06	—
Recovery/Ag oz (A)	69.8%	66.3%	—
Recovery/Au oz (A)	91.1%	88.2%	—
Silver production ounces	5,887,576	3,047,843	—
Gold production ounces	102,440	54,740	—
Cash operating costs/oz	$4.10	$9.80	$—
Cash cost/oz	$4.10	$9.80	$—
Total production cost/oz	$19.66	$26.80	$—
San Bartolomé
Tons milled	1,504,779	1,518,671	505,514
Ore grade/Ag oz	5.03	5.49	7.46
Recovery/Ag oz	88.6%	89.6%	75.8%
Silver production ounces	6,708,775	7,469,222	2,861,500
Cash operating costs/oz	$7.87	$7.80	$8.22
Cash cost/oz	$8.67	$10.48	$10.53
Total production cost/oz	$11.72	$12.96	$12.50
Rochester (B)
Silver production ounces	2,023,423	2,181,788	3,033,720
Gold production ounces	9,641	12,663	21,041
Cash operating costs/oz	$2.93	$1.95	$(0.75)
Cash cost/oz	$3.78	$2.58	$(0.03)
Total production cost/oz	$4.82	$3.51	$0.75

	2010	2009	2008
PRIMARY SILVER OPERATIONS (cont.):
Martha
Tons milled	56,401	109,974	57,886
Ore grade/Ag oz	31.63	36.03	49.98
Ore grade/Au oz	0.04	0.05	0.07
Recovery/Ag oz	88.3%	93.6%	93.7%
Recovery/Au oz	84.1%	87.6%	88.3%
Silver production ounces	1,575,827	3,707,544	2,710,673
Gold production ounces	1,838	4,709	3,313
Cash operating costs/oz	$13.16	$6.19	$6.87
Cash cost/oz	$14.14	$6.68	$7.57
Total production cost/oz	$20.02	$8.62	$9.38
Endeavor
Tons milled	653,550	552,799	1,030,368
Ore grade/Ag oz	1.96	1.67	1.41
Recovery/Ag oz	44.3%	49.9%	56.5%
Silver production ounces	566,134	461,800	824,093
Cash operating costs/oz	$10.15	$6.80	$2.55
Cash cost/oz	$10.15	$6.80	$2.55
Total production cost/oz	$13.66	$9.55	$4.94
GOLD OPERATIONS:
Kensington
Tons milled	174,028	—	—
Ore grade/Au oz	0.28	—	—
Recovery/Au oz	89.9%	—	—
Gold production ounces	43,143	—	—
Cash operating costs/oz	$988.63	—	—
Cash cost/oz	$988.63	—	—
Total production cost/oz	$1,393.95	—	—

	2010	2009	2008
CONSOLIDATED PRODUCTION TOTALS
Silver ounces	16,761,735	16,868,197	429,896
Gold ounces	157,062	72,112	24,354
Cash operating costs/oz	$6.53	$7.03	$4.45
Cash cost per oz/silver	$7.05	$8.40	$5.58
Total production cost/oz	$14.52	$13.19	$7.16
CONSOLIDATED SALES TOTALS (C)
Silver ounces sold	17,221,335	16,310,225	8,243,096
Gold ounces sold	130,134	65,607	25,887
Realized price per silver ounce	$20.99	$14.83	$13.53
Realized price per gold ounce	$1,236.88	$1,002.87	$877.55

(A)	Palmarejo commenced commercial production on April 20, 2009. Mine statistics do not represent normal operating results

(B)	The leach cycle at Rochester requires 5 to 10 years to recover gold and silver contained in the ore. The Company estimates the metallurgical recovery to be approximately 61% for silver and 92% for gold. Current recovery may vary significantly from ultimate recovery. See Critical Accounting Policies and Estimates — Ore on Leach Pad.

(C)	Current production ounces and recoveries reflect final metal settlements of previously reported production ounces.
Operating Statistics From Discontinued Operations
     The following table presents information for Broken Hill which was sold on July 30, 2009, effective as of July 1, 2009 and Cerro Bayo which was sold on August 9, 2010, effective as of August 1, 2010:

	2009	2008
Broken Hill
Tons milled	827,766	1,952,066
Ore grade/Silver oz	1.44	0.97
Recovery/Silver oz	70.6%	72.5%
Silver production ounces	842,751	1,369,009
Cash operating cost/oz	$3.40	$3.41
Cash cost/oz	$3.40	$3.41
Total cost/oz	$5.26	$5.24
Cerro Bayo
Tons milled	—	236,403
Ore grade/Ag oz	—	5.54
Ore grade/Au oz	—	0.10
Recovery/Ag oz	—	93.4%
Recovery/Au oz	—	90.2%
Silver production ounces	—	1,224,084
Gold production ounces	—	21,761
Cash operating costs/oz	—	$8.56
Cash cost/oz	—	$8.56
Total production cost/oz	—	$14.65

Reconciliation of Non-GAAP Cash Costs to GAAP Production Costs
     The following table presents a reconciliation between non-GAAP cash operating costs per ounce and cash costs per ounce to production costs applicable to sales including depreciation, depletion and amortization, calculated in accordance with U.S. GAAP.
     Total cash costs include all direct and indirect operating cash costs related directly to the physical activities of producing metals, including mining, processing and other plant costs, third-party refining and marketing expense, on-site general and administrative costs, royalties and mining production taxes, net of by-product revenues earned from all metals other than the primary metal produced at each unit. Cash operating costs include all cash costs except production taxes and royalties if applicable. Total cash costs and cash operating costs are performance measures which we believe provide management and investors with an indication of net cash flow, after consideration of the realized price received for production sold. Management also uses these measurements for the comparative monitoring of performance of our mining operations period-to-period from a cash flow perspective. “Cash operating costs per ounce” and “Total cash costs per ounce” are measures developed by precious metals companies in an effort to provide a comparable standard, however, there can be no assurance that our reporting of these non-GAAP measures are similar to that reported by other mining companies. Cash operating costs and total cash costs, as alternative measures, have the limitation of excluding potentially large amounts related to inventory adjustments, non-cash charges and byproduct credits. Management compensates for this limitation by using both the GAAP production costs and the non-GAAP cash costs metrics in its planning.
     Production costs applicable to sales including depreciation, depletion and amortization, is the most comparable financial measure calculated in accordance with GAAP to total cash costs. The sum of the production costs applicable to sales and depreciation, depletion and amortization for our mines as set forth in the tables below is included in our Consolidated Statements of Operations and Comprehensive Income.
Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Year Ended December 31, 2010

(in thousands except per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Production of silver (ounces)	5,887,576	6,708,775	—	2,023,423	1,575,827	566,134	16,761,735
Production of gold (ounces)	—	—	43,143	—	—	—	43,143
Cash operating cost per Ag ounce	$4.10	$7.87	$—	$2.93	$13.16	$10.15	$6.53
Cash costs per Ag ounce	$4.10	$8.67	$—	$3.78	$14.14	$10.15	$7.05
Cash operating cost per Au ounce	$—	$—	$988.63	$—	$—	$—	$988.63
Cash cost per Au ounce	$—	$—	$988.63	$—	$—	$—	$988.63

Total Operating Cost (Non-U.S. GAAP)	$24,164	$52,810	$42,652	$5,932	$20,730	$5,747	$152,035
Royalties	—	5,384	—	174	1,548	—	7,106
Production taxes	—	—	—	1,540	—	—	1,540

Total Cash Costs (Non-U.S. GAAP)	24,164	58,194	42,652	7,646	22,278	5,747	160,681
Add/Subtract:
Third party smelting costs	—	—	(4,599)	—	(3,299)	(1,544)	(9,442)
By-product credit	126,588	—	—	11,756	2,192	—	140,536
Other adjustments	131	806	—	211	1,422	—	2,570
Change in inventory	(23,224)	1,022	(24,011)	5,148	4,446	(90)	(36,709)
Depreciation, depletion and amortization	91,457	19,650	17,487	1,890	7,848	1,989	140,321

Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$219,116	$79,672	$31,529	$26,651	$34,887	$6,102	$397,957

Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Year Ended December 31, 2009

(in thousands except per ounce costs)	Palmarejo(1)	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Production of silver (ounces)	3,047,843	7,469,222	—	2,181,788	3,707,544	461,800	16,868,197
Production of gold (ounces)	—	—	—	—	—	—	—
Cash operating cost per Ag ounce	$9.80	$7.80	$—	$1.95	$6.19	$6.80	$7.03
Cash costs per Ag ounce	$9.80	$10.48	$—	$2.58	$6.68	$6.80	$8.40
Cash operating cost per Au ounce	$—	$—	$—	$—	$—	$—	$—
Cash cost per Au ounce	$—	$—	$—	$—	$—	$—	$—

Total Operating Cost (Non-U.S. GAAP)	$29,883	$58,293	$—	$4,236	$22,963	$3,142	$118,517
Royalties	—	19,988	—	—	1,815	—	21,803
Production taxes	—	—	—	1,401	—	—	1,401

Total Cash Costs (Non-U.S. GAAP)	29,883	78,281	—	5,637	24,778	3,142	141,721
Add/Subtract:
Third party smelting costs	(1,416)	—	—	—	(7,118)	(1,035)	(9,569)
By-product credit (2)	55,386	—	—	12,335	4,615	—	72,336
Other adjustments	20	8	—	171	669	—	868
Change in inventory	(19,028)	2,590	—	6,063	(5,048)	(38)	(15,461)
Depreciation, depletion and amortization	51,801	18,509	—	1,852	6,511	1,269	79,942

Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$116,646	$99,388	$—	$26,058	$24,407	$3,338	$269,837

Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Year Ended December 31, 2008

(in thousands except per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Production of silver (ounces)	—	2,861,500	—	3,033,720	2,710,673	824,093	9,429,986
Production of gold (ounces)	—	—	—	—	—	—	—
Cash operating cost per Ag ounce	$—	$8.22	$—	$(0.75)	$6.87	$2.55	$4.92
Cash costs per Ag ounce	$—	$10.53	$—	$(0.03)	$7.57	$2.55	$5.92
Cash operating cost per Au ounce	$—	$—	$—	$—	$—	$—	$—
Cash cost per Au ounce	$—	$—	$—	$—	$—	$—	$—

Total Operating Cost (Non-U.S. GAAP)	$—	$23,535	$—	$(2,290)	$18,619	$2,101	$41,965
Royalties	—	6,605	—	—	1,889	—	8,494
Production taxes	—	—	—	2,188	—	—	2,188

Total Cash Costs (Non-U.S. GAAP)	—	30,140	—	(102)	20,508	2,101	52,647
Add/Subtract:
Third party smelting costs	—	—	—	—	(3,019)	(1,212)	(4,231)
By-product credit (2)	—	—	—	18,499	2,880	—	21,379
Other adjustments	—	—	—	12	470	—	482
Change in inventory	—	(12,393)	—	23,837	(3,240)	171	8,375
Depreciation, depletion and amortization	—	5,638	—	2,353	4,431	1,971	14,393

Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$—	$23,385	$—	$44,599	$22,030	$3,031	$93,045

(1)	The Palmarejo gold production royalty is currently reflected as a minimum royalty obligation which commenced on July 1, 2009 and ends when payments have been made on a total of 400,000 ounces of gold, at which time a royalty expense will be recorded.

(2)	Amounts reflect final metal settlement adjustments.

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$66,118	$22,782
Receivables	58,880	58,981
Ore on leach pad	7,959	9,641
Metal and other inventory	118,340	67,712
Restricted assets	25	2,275
Prepaid expenses and other	14,889	24,645

	266,211	186,036
NON-CURRENT ASSETS
Property, plant and equipment	668,101	539,037
Mining properties	2,122,216	2,240,056
Ore on leach pad, non-current portion	10,005	14,391
Restricted assets	29,028	26,546
Receivables, non current	42,866	37,534
Debt issuance costs, net	4,333	3,544
Deferred tax assets	804	2,355
Other	13,963	4,536

TOTAL ASSETS	$3,157,527	$3,054,035

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	88,321	77,003
Accrued liabilities and other	18,608	33,517
Accrued income taxes	28,397	11,783
Accrued payroll and related benefits	17,953	9,815
Accrued interest payable	834	1,744
Current portion of capital leases and other short-term obligations	63,317	15,403
Current portion of royalty obligation	51,981	34,672
Current portion of reclamation and mine closure	1,306	4,671

	270,717	188,608
NON-CURRENT LIABILITIES
Long-term debt	130,067	185,397
Non-current portion of royalty obligation	190,334	128,107
Reclamation and mine closure	27,779	35,241
Deferred income taxes	474,264	511,837
Other long-term liabilities	23,599	6,799

	846,043	867,381
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Stock, par value $0.01 per share; authorized 150,000,000 shares, 89,315,767 issued at December 31, 2010 and 80,310,347 shares issued at December 31, 2009.	893	803
Additional paid-in capital	2,578,206	2,444,262
Accumulated deficit	(538,332)	(447,024)
Accumulated other comprehensive income (loss)	—	5

	2,040,767	1,998,046

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,157,527	$3,054,035

See accompanying notes to consolidated financial statements in 10K

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share data)

	Years Ended December 31,
	2010	2009	2008
Sales of metal	$515,457	$300,361	$129,285
Production costs applicable to sales	(257,636)	(191,311)	(78,652)
Depreciation and depletion	(141,619)	(81,376)	(16,499)

Gross profit	116,202	27,674	34,134
COSTS AND EXPENSES
Administrative and general	24,176	22,070	25,825
Exploration	14,249	13,056	17,838
Care and maintenance and other	1,987	1,371	124
Pre-development	890	97	16,950

Total cost and expenses	41,302	36,594	60,737

OPERATING INCOME (LOSS)	74,900	(8,920)	(26,603)

OTHER INCOME AND EXPENSE
Gain (loss) on debt extinguishments	(20,300)	31,528	—
Fair value adjustments, net	(117,094)	(82,227)	1,756
Interest and other income	771	1,648	4,023
Interest expense, net of capitalized interest	(30,942)	(18,102)	(4,726)

Total other income and expense	(167,565)	(67,153)	1,053

Loss from continuing operations before income taxes	(92,665)	(76,073)	(25,550)
Income tax benefit	9,481	33,071	17,387

Loss from continuing operations	(83,184)	(43,002)	(8,163)
Income (loss) from discontinued operations, net of income taxes	(6,029)	(9,601)	7,536
Gain (loss) on sale of net assets of discontinued operations, net of income taxes	(2,095)	25,537	—

NET LOSS	(91,308)	(27,066)	(627)
Other comprehensive loss	(5)	—	(634)

COMPREHENSIVE LOSS	$(91,313)	$(27,066)	$(1,261)

BASIC AND DILUTED LOSS PER SHARE
Basic income per share:
Loss from continuing operations	$(0.95)	$(0.60)	$(0.15)
Income (loss) from discontinued operations	(0.10)	0.22	0.14

Net loss	$(1.05)	$(0.38)	$(0.01)

Diluted income per share:
Loss from continuing operations	$(0.95)	$(0.60)	$(0.15)
Income (loss )from discontinued operations	(0.10)	0.22	0.14

Net loss	$(1.05)	$(0.38)	$(0.01)

Weighted average number of shares of common stock
Basic	87,185	71,565	55,073
Diluted	87,185	71,565	55,073
See accompanying notes to consolidated financial statements in 10K

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share data)

	Years Ended December 31,
	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(91,308)	$(27,066)	$(627)
Add (deduct) non-cash items:
Depreciation and depletion	143,813	87,140	27,362
Amortization of debt discount and debt issuance costs	3,374	504	2,064
Acccretion of royalty obligation	19,018	14,209	—
Deferred income taxes	(37,628)	(43,061)	(23,165)
Loss (gain) on debt extinguishment	20,300	(31,528)	—
Fair value adjustments	115,458	81,035	1,888
Loss on foreign currency transactions	3,867	546	2,216
Share-based compensation	7,217	4,876	2,692
Loss on sale of asset backed securities	—	600	2,600
Loss (gain) on asset retirement obligation	(167)	1,181	(3,169)
Loss on sales of assets	(25)	(31,988)	(632)
Environmental remediation	—	5,040	—
Other non-cash charges	—	—	413
Changes in operating assets and liabilities:
Receivables and other current assets	(6,228)	(10,592)	(19,414)
Prepaid expenses and other	5,871	(3,728)	476
Inventories	(47,887)	(26,804)	4,799
Accounts payable and accrued liabilities	29,888	39,783	(4,870)

CASH PROVIDED (USED) BY OPERATING ACTIVITIES	165,563	60,147	(7,367)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(5,872)	(24,012)	(336,350)
Proceeds from sales of investments	24,244	38,531	375,047
Capital expenditures	(155,994)	(218,235)	(365,019)
Proceeds from sales of assets	6,211	57,364	133
Other	(284)	(494)	(47)

CASH USED IN INVESTING ACTIVITIES	(131,695)	(146,846)	(326,236)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of gold production royalty	—	75,000	—
Additions to funds held for financing	(2,353)	(966)	—
Payments on gold production royalty	(43,125)	(15,762)	—
Proceeds from issuance of notes and bank borrowings	176,166	40,804	297,395
Payments on notes and associated costs	(65,892)	(6,181)	—
Proceeds from gold lease facility	18,445	5,108	—
Payments of gold lease facility	(37,977)	(1,627)	—
Repayment of credit facility, long-term debt and capital leases	(38,703)	(20,045)	(32,262)
Proceeds from sale-leaseback transactions	4,853	12,511	—
Payments of common stock and debt issuance costs	(2,232)	(121)	(9,476)
Proceeds from exercies of stock options	286	—	—
CASH PROVIDED BY FINANCING ACTIVITIES	9,468	88,721	255,657

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	43,336	2,022	(77,911)
Cash and cash equivalents at beginning of year	22,782	20,760	98,671

Cash and cash equivalents at end of year	$66,118	$22,782	$20,760

See accompanying notes to consolidated financial statements in 10K

PALMAREJO:

in millions of US$	4Q 2009	3Q 2010	4Q 2010	2009	2010
Sales of Metal	$42.1	$61.5	$78.1	$90.6	$229.2
Production Costs	27.8	31.3	35.6	66.3	127.7
EBITDA	12.7	28.8	41.0	19.1	97.7
Operating Income/(Loss)	-7.0	6.3	13.0	-32.9	6.2
Operating Cash Flow[1]	26.6	28.9	40.1	50.1	93.6
Capital Expenditures	22.8	15.8	11.1	162.7	54.3

[1]	Non-GAAP measure. Represents operating cash flow before changes in operating assets and liabilities

Ounces unless otherwise noted	4Q 2009	3Q 2010	4Q 2010	2009	2010
Underground Operations:
Tons Mined	173,078	146,682	151,032	451,459	641,744
Average Silver Grade (oz/t)	5.21	5.63	6.30	4.88	5.47
Average Gold Grade (oz/t)	0.08	0.10	0.10	0.08	0.09
Surface Operations:
Tons Mined	222,223	256,927	281,177	681,038	1,153,234
Average Silver Grade (oz/t)	4.12	5.20	7.33	3.69	4.27
Average Gold Grade (oz/t)	0.04	0.07	0.07	0.04	0.05
Processing:
Total Tons Milled	370,276	405,742	514,391	1,065,508	1,835,408
Average Recovery Rate — Ag	67.20%	69.60%	66.72%	66.30%	69.80%
Average Recovery Rate — Au	87.10%	94.30%	90.32%	88.22%	91.10%

Silver Production — oz	1,184	1,507	2,010	3,048	5,888
Gold Production — oz	21	30	30	55	102
Cash Operating Costs/Ag Oz	$6.15	$0.15	$2.67	$9.80	$4.10

SAN BARTOLOME:

in millions of US$	4Q 2009	3Q 2010	4Q 2010	2009	2010
Sales of Metal	$26.6	$30.0	$67.1	$113.7	$143.0
Production Costs	18.1	12.9	22.4	80.9	60.0
EBITDA	8.5	17.1	44.7	32.8	82.9
Operating Income/(Loss)	5.1	12.2	39.2	14.3	63.3
Operating Cash Flow[1]	8.0	10.3	34.0	24.8	60.6
Capital Expenditures	1.4	0.8	3.5	11.1	6.2

[1]	Non-GAAP measure. Represents operating cash flow before changes in operating assets and liabilities

Ounces unless otherwise noted	4Q 2009	3Q 2010	4Q 2010	2009	2010
Tons Milled	370,736	360,605	404,160	1,518,671	1,504,779
Average Silver Grade (oz/t)	3.76	5.7	5.4	5.49	5.03
Average Recovery Rate	95.30%	87.20%	92.04%	89.64%	88.61%
Silver Production	1,328	1,795	2,011	7,469	6,709
Cash Operating Costs/Ag Oz	$10.40	$7.05	$7.60	$7.80	$7.87
KENSINGTON:

in millions of US$	4Q 2009	3Q 2010	4Q 2010	2009	2010
Sales of Metal	nm	$8.5	$15.1	nm	$23.6
Production Costs	nm	7.4	6.6	nm	14
EBITDA	nm	0.7	8.5	nm	8.9
Operating Income/(Loss)	nm	(6.6)	(1.8)	nm	-8.6
Operating Cash Flow[1]	nm	-0.4	7.8	nm	7.1
Capital Expenditures	18.9	20.0	9.6	41.3	92.7

[1]	Non-GAAP measure. Represents operating cash flow before changes in operating assets and liabilities

Ounces unless otherwise noted	4Q 2009	3Q 2010	4Q 2010	2009	2010
Tons Milled	0	90,254	83,774	0	174,028
Average Gold Grade (oz/t)	0	0.19	0.37	0	0.28
Average Recovery Rate	0	87.70%	91.03%	0	89.85%
Gold Production	0	15	28	0	43
Cash Operating Costs/Ag Oz	$0.00	$1,199.20	$874.60	$0.00	$988.62

ROCHESTER:

in millions of US$	4Q 2009	3Q 2010	4Q 2010	2009	2010
Sales of Metal	$16.3	$5.8	$25.3	$45.5	$54.3
Production Costs	7.9	2.8	10.6	24.2	24.8
EBITDA	8.1	2.9	14.7	21.3	29.4
Operating Income/(Loss)	7.6	2.5	14.2	19.4	27.5
Operating Cash Flow[1]	7.8	2.8	14.8	20.2	28.5
Capital Expenditures	0.0	0.1	2.1	0.3	2.3

[1]	Non-GAAP measure. Represents operating cash flow before changes in operating assets and liabilities

Ounces unless otherwise noted	4Q 2009	3Q 2010	4Q 2010	2009	2010
Silver Production	640	419	549	2,182	2,023
Gold Production	4	2	2	13	10
Cash Operating Costs/Ag Oz	$0.02	$5.10	$2.94	$1.95	$2.93
MARTHA:

in millions of US$	4Q 2009	3Q 2010	4Q 2010	2009	2010
Sales of Metal	$10.8	$11.0	$18.6	$44.8	$53.8
Production Costs	2.2	5.3	10.3	17.9	27.0
EBITDA	7.5	4.3	6.4	23.8	21.0
Operating Income/(Loss)	4.2	2.1	5.2	16.4	12.5
Operating Cash Flow[1]	5.7	-0.2	3.5	15.2	8.5
Capital Expenditures	0.5	0.0	0.1	1.6	0.1

[1]	Non-GAAP measure. Represents operating cash flow before changes in operating assets and liabilities

Ounces unless otherwise noted	4Q 2009	3Q 2010	4Q 2010	2009	2010
Total Tons Milled	26,630	12,790	13,616	109,974	56,401
Average Silver Grade (oz/t)	41.47	42.42	14.53	36.03	31.63
Average Gold Grade (oz/t)	0.06	0.05	0.02	0.05	0.04
Average Recovery Rate — Ag	91.80%	96.30%	75.85%	93.56%	88.33%
Average Recovery Rate — Au	86.70%	93.60%	57.68%	87.57%	84.10%
Silver Production	1,014	511	150	3,708	1,576
Gold Production	1	1	0	5	2
Cash Operating Costs/Ag Oz	$6.13	$9.86	$33.99	$6.19	$13.15

ENDEAVOR:

in millions of US$	4Q 2009	3Q 2010	4Q 2010	2009	2010
Sales of Metal	$1.6	$1.7	$3.3	$5.8	$10.6
Production Costs	0.7	0.7	1.4	2.1	4.1
EBITDA	0.9	1.0	1.9	3.7	6.5
Operating Income/(Loss)	0.6	0.7	1.3	2.5	4.5
Operating Cash Flow[1]	0.9	1.0	1.9	3.7	6.5
Capital Expenditures	0.0	0.0	0.0	0.0	0.0

[1]	Non-GAAP measure. Represents operating cash flow before changes in operating assets and liabilities

Ounces unless otherwise noted	4Q 2009	3Q 2010	4Q 2010	2009	2010
Silver Production	94	102	120	462	566
Gold Production	0	0	0	0	0
Cash Operating Costs/Ag Oz	$10.09	$10.32	$16.03	$6.80	$10.15

MINERAL RESERVES

		SHORT	GRADE (Oz/Ton)		OUNCES (000s)
YEAR END 2010	LOCATION	TONS (000s)	SILVER	GOLD	SILVER	GOLD
PROVEN RESERVES
Rochester	Nevada, USA	35,959	0.54	0.005	19,499	196
Martha	Argentina	—	—	—	—	—
San Bartolomé	Bolivia	476	3.62	—	1,723	—
Kensington	Alaska, USA	319	—	0.45	—	145
Endeavor	Australia	3,472	1.87	—	6,482	—
Palmarejo	Mexico	4,649	7.12	0.09	33,096	437

Total		44,876			60,799	778

PROBABLE RESERVES
Rochester	Nevada, USA	12,312	0.65	0.004	8,057	51
Mina Martha	Argentina	45	18.61	0.02	828	1
San Bartolomé	Bolivia	27,602	3.81	—	105,295	—
Kensington	Alaska, USA	5,618	—	0.23	—	1,265
Endeavor	Australia	3,605	3.73	—	13,457	—
Palmarejo	Mexico	9,019	4.29	0.05	38,662	434

Total		58,200			166,299	1,751

PROVEN AND PROBABLE RESERVES
Rochester	Nevada, USA	48,271	0.57	0.005	27,556	247
Martha	Argentina	45	18.61	0.02	828	1
San Bartolomé	Bolivia	28,078	3.81	—	107,018	—
Kensington	Alaska, USA	5,937	—	0.24	—	1,409
Endeavor	Australia	7,077	2.82	—	19,939	—
Palmarejo	Mexico	13,668	5.25	0.06	71,757	870

Total Proven and Probable		103,076			227,099	2,528

MINERAL RESOURCES (exclusive of reserves)

		SHORT TONS	GRADE (Oz/Ton)		OUNCES (000s)
YEAR END 2010	LOCATION	(000s)	SILVER	GOLD	SILVER	GOLD
MEASURED RESOURCES
Rochester	Nevada, USA	141,026	0.45	0.004	63,900	500
Martha	Argentina	—	—	—	—	—
San Bartolomé	Bolivia	—	—	—	—	—
Kensington	Alaska, USA	193	—	0.19	—	36
Endeavor	Australia	8,378	2.42	—	20,281	—
Palmarejo	Mexico	1,623	3.23	0.04	5,244	57

Total		151,220			89,424	593

INDICATED RESOURCES
Rochester	Nevada, USA	74,577	0.41	0.003	30,498	209
Martha	Argentina	39	14.02	0.01	553	1
San Bartolomé	Bolivia	36,953	1.75	—	64,554	—
Kensington	Alaska, USA	2,311	—	0.19	—	442
Endeavor	Australia	8,157	1.20	—	9,755	—
Palmarejo	Mexico	2,880	3.96	0.05	11,404	135

Total		124,918			116,764	786

MEASURED AND INDICATED RESOURCES
Rochester	Nevada, USA	215,603	0.44	0.003	94,397	708
Martha	Argentina	39	14.02	0.01	553	1
San Bartolomé	Bolivia	36,953	1.75	—	64,554	—
Kensington	Alaska, USA	2,504	—	0.19	—	478
Endeavor	Australia	16,535	1.82	—	30,035	—
Palmarejo	Mexico	4,503	3.70	0.04	16,649	191

Total Measured and Indicated		276,138			206,188	1,379

INFERRED RESOURCES
Rochester	Nevada, USA	21,984	0.65	0.003	14,288	69
Martha	Argentina	162	4.53	0.01	734	1
San Bartolomé	Bolivia	1,177	1.38	—	1,628	—
Kensington	Alaska, USA	551	—	0.22	—	121
Endeavor	Australia	882	3.88	—	3,421	—
Palmarejo	Mexico	11,799	2.87	0.05	33,808	625

Total		36,555			53,879	816

As of December 31, 2010 except Endeavor, which are effective as of June 30, 2010.
Metal prices used for mineral reserves were $16.25 US per ounce of silver and $1,025 US per ounce of gold except Endeavor. at $12.00 US per ounce of silver for the open pit and $16.00 US per ounce of silver for the underground and Martha at $1,300 US per ounce of silver and $20 US per ounce of gold.

Palmarejo mineral resources are the addition of Palmarejo, Guadalupe and La Patria (Measured, Indicated and Inferred). Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. Tons and ounces rounded to nearest 1000, gold grades rounded to nearest 0.00 except Rochester.
Donald J. Birak, Coeur’s Senior Vice President of Exploration, is the qualified person responsible for the supervision of the preparation of the scientific and technical information concerning Coeur’s mineral reserves and resources presented herein. For a description of the assumptions, parameters and methods used to estimate mineral reserves and resources, as well as a general discussion of the extent to which the estimated may be affected by any know, environmental, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur’s properties as filed on SEDAR at www.sedar.com.
Cautionary Note to U.S. Investors — The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms herein, such as “measured,” “indicated,” and “inferred” “resources” that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10K which may be obtained from us, or from the SEC’s website at http://www.sec.gov/edgar.shtml.